UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

May 31, 2016

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2016, Hedetang Holdings Co., Ltd. (the “Hedetang”), a wholly owned subsidiary of SkyPeople Fruit Juice, Inc. (the "Company") entered into a Share Transfer Agreement (the “Agreement”) with Shaanxi New Silk Road Kiwifruit Group Inc. ( the “NSR”), a limited liability corporation registered in China.

Pursuant to the Agreement, NSR will acquire 51% of the equity shares of Shaanxi Guoweiduomei Beverage Co,. Limited, a wholly owned subsidiary of Hedetang (the "Shares"). The tentative total transfer price for the Shares is 300 million RMB (approximately $46 million) and is subject to and will be settled according to the final price in the valuation report to be issued by an appraisal firm jointly engaged by both parties. NSR shall pay the total transfer price to Hedetang within six months of the effective date of the Agreement. If NSR fails to pay the total transfer price within 6 months due to the delay of the approval process from the local authority, NSR can receive a payment extension for up to twelve months from the effective date of the Agreement upon the negotiation and agreement by the parties. Because NSR is a state-owned enterprise in China and its investment needs to be approved by a higher level administrative authority in China, NSR has the right to terminate the Agreement unilaterally if it fails to receive the approval from such administrative authority within one year from the date of this Agreement.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 31, 2016, SkyPeople Juice Group Co., Ltd. (“Skypeople China”), a 73.42% owned subsidiary of the Company transferred its wholly owned subsidiary Hedetang Holdings Co., Ltd. (the “Hedetang”) to Skypeople Foods (China) Co., Ltd., a wholly owned subsidiary of the Company (“Skypeople Foods China”) for 50 million RMB (approximately $7.69 million). SkyPeople Juice International Holding (HK) Ltd. a wholly owned subsidiary of the Company and a 73.42% shareholder of Skypeople China, Shenzhen TianShunDa Equity Investment Fund Management Co., Ltd., a 26.36% shareholder of SkyPeople China and Mr. Hongke Xue, a director of the Company and a 0.22% shareholder of SkyPeople China (the "Shareholders of Skypeople China") approved the transfer on May 21, 2016. The transfer of Hedetang from SkyPeople China to SkyPeople Foods China is a part of restructuring of the Company's business in China. After the transfer, Hedetang became a wholly owned subsidiary of Skypeople Foods China and the Company.

Also see Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Share Transfer Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: June 21, 2016	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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